EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of SolarWinds, Inc. for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kevin B. Thompson, as Principal Executive Officer of SolarWinds, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SolarWinds, Inc.

Date: February 25, 2011	By:	/s/ Kevin B. Thompson
Kevin B. Thompson
President and Chief Executive Officer (Principal Executive Officer)

In connection with the Annual Report on Form 10-K of SolarWinds, Inc. for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael J. Berry, as Principal Financial Officer of SolarWinds, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SolarWinds, Inc.

Date: February 25, 2011	By:	/s/ Michael J. Berry
Michael J. Berry
Senior Vice President and Chief Financial Officer (Principal Financial Officer)